                             EXHIBIT 5(A) AND 23(A)

                                 Page 12 of 15
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                    [Letterhead of Ritchie & Rediker, L.L.C.]


                                October 2, 1998


Citation Corporation
2 Office Park Circle, Suite 204
Birmingham, Alabama 35223

     Re:  Form S-8 Registration Statement -
          Citation Corporation Employee Stock Purchase Plan
          -------------------------------------------------

Gentlemen:

     As counsel for Citation Corporation, a Delaware corporation (the "Company"), we have participated in the preparation of the referenced Form S-8 Registration Statement relating to the amendment to the Company's Employee Stock Purchase Plan (the "Plan") and the proposed offer and sale pursuant thereto of up to an additional 500,000 shares of the Company's common stock, $.01 par value (hereinafter referred to as "Common Stock"). In connection with the preparation of said Registration Statement, we have examined certificates of public officials and originals or copies of such corporate records, documents and other instruments relating to the authorization and issuance of such shares of Common Stock pursuant to the Plan as we have deemed relevant under the circumstances.

     On the basis of the foregoing, it is our opinion that:

     1. The Company was duly organized and incorporated and is validly existing under the laws of the State of Delaware, with an authorized capitalization consisting of 35,000,000 shares, divided into 30,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $1.00 per share.

     2. The proposed offer and sale pursuant to the Plan of up to 500,000 shares of Common Stock have been duly authorized by the Board of Directors of the Company, and such shares, when issued in accordance with the terms and conditions of the Plan (including the approval of the amendment thereto by the shareholders of the Company), will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to said Registration Statement.

                              Yours very truly,

                              RITCHIE & REDIKER, L.L.C.


                              By: /s/ W. Clark Goodwin
                                  -------------------------------
                                   W. Clark Goodwin

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